UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 11, 2020, MicroStrategy Incorporated (the “Company,” “we,” or “us”) issued a press release announcing that the Company has purchased 21,454 bitcoins at an aggregate purchase price of $250.0 million, inclusive of fees and expenses (the “BTC Investment”). A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 11, 2020, the Company also issued a press release announcing that the Company has commenced a “modified Dutch Auction” tender offer to purchase up to $250.0 million in value of shares of its issued and outstanding class A common stock, or such lesser number of shares as are properly tendered and not properly withdrawn, at a price not greater than $140.00 nor less than $122.00 per share. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with the BTC Investment, the Company is supplementing the risk factors previously disclosed in its Quarterly Report on Form 10-Q for the three months ended June 30, 2020 (the “Q2 2020 Form 10-Q”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Q2 2020 Form 10-Q.

Our financial results and the market price of our class A common stock may be affected by the prices of Bitcoin (“BTC”)

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we made an investment of $250.0 million in BTC in the third quarter of 2020. The price of BTC has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as BTC, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of BTC.

Any decrease in the fair value of BTC below our carrying value for such assets could require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our class A common stock. In addition, the application of generally accepted accounting principles in the United States with respect to BTC remains uncertain in some respects, and any future changes in the manner in which we account for our BTC assets could have a material adverse effect on our financial results and the market price of our class A common stock.

In addition, if investors view the value of our class A common stock as dependent upon or linked to the value or change in the value of our BTC holdings, the price of BTC may significantly influence the market price of our class A common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our BTC assets, we may lose some or all of our BTC assets and our financial condition and results of operations could be materially adversely affected

Security breaches and cyberattacks are of particular concern with respect to our investment in BTC. While we hold the bulk of our BTC assets with established cryptocurrency custodians, a successful security breach or cyberattack could result in a partial or total loss of our BTC assets in a manner that may not be covered by insurance or indemnity provisions of our custody agreements with those custodians. Such a loss could have a material adverse effect on our financial condition and results of operations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 11, 2020, announcing Bitcoin investment

99.2	Press release, dated August 11, 2020, announcing commencement of issuer tender offer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel